[LETTERHEAD SHATSWELL, MacLEOD & COMPANY, P.C.]

                                  Exhibit 23.1
                                  ------------

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Salisbury Bancorp, Inc.
Lakeville, Connecticut

      We hereby consent to the use of our report dated January 27, 2005 in the Form 10-K of Salisbury Bancorp, Inc. and the reference to us in the section designated "Experts".

                                           /s/SHATSWELL, MacLEOD & COMPANY, P.C.
                                           SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 15, 2005


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